Exhibit 99.1

         NorthStar Realty Finance Announces 2005 First Quarter Results

     NEW YORK--(BUSINESS WIRE)--May 12, 2005--NorthStar Realty Finance Corp. (NYSE: NRF):

     - Reports Adjusted Funds from Operations of $3.0 million, or $0.11 per share -

     Recent Highlights

     --   Reports net income of $1.1 million, or $0.05 per share

     --   Closed $342 million of new investments during the first quarter

     --   Deployed $137 million of the Company's net IPO proceeds through March
          2005

     --   Invested the remaining $32 million of IPO proceeds in April 2005

     -- Completed a private placement of $40 million of trust preferred securities in April 2005

     --   Declared first quarter dividend of $0.15 per common share

     NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended March 31, 2005. The Company generated revenues of $12.8 million for the first quarter of 2005. Net income for the first quarter was $1.1 million, or $0.05 per share. Adjusted Funds from Operations (AFFO) were $3.0 million, or $0.11 per share. For a reconciliation of net income to Funds from Operations (FFO) and AFFO, please refer to the tables below.
     Revenues for the period consisted of $3.8 million of rental income, $4.0 million of interest earned on the Company's portfolio of subordinate debt and real estate securities investments, $1.0 million of advisory and management fees and $4.0 million of interest income on short-term temporary investments. The Company's expenses for the first quarter totaled $13.1 million, including $6.5 million of interest expense ($3.6 million related to the financing of the Company's temporary investment portfolio), $0.8 million of property level operating expenses, $0.8 million of equity based compensation expense, $1.0 million of depreciation expense and $4.0 million of general and administrative expense.
     Total general and administrative expenses (excluding equity based compensation charges) were $4.0 million. The Company's higher than expected administrative costs in the first quarter were primarily attributable to $1.1 million of audit and accounting fees for the period. The Company does not believe that these charges are indicative of the annualized level of audit and accounting expense.
     David Hamamoto, President and Chief Executive Officer, commented, "I am pleased that we have met our stated objective of fully investing our net IPO proceeds within the initial six months following NorthStar Realty's IPO. I believe the overall credit characteristics and diversity of our portfolio, combined with the largely match-funded financing we have secured at historically tight spreads, demonstrate our ability to produce attractive risk adjusted returns while employing a relatively defensive investment strategy."

     Recent Events

     In March 2005, as previously announced, the Company closed its third investment grade collateralized debt offering. The issuer, N-Star Real Estate CDO III (CDO III), issued approximately $361 million of CDO notes collateralized by approximately $400 million of primarily investment grade real estate securities. The weighted average initial borrowing rate on the $361 million of match-funded financing for the Company's portfolio of real estate securities is LIBOR plus 0.41%. The portfolio has a weighted average credit rating of BBB-.
     Through April 2005, the Company's subordinate debt business has acquired $316 million of subordinate loans ($251 million), CDO debt ($16 million) and commercial mortgage-backed securities (CMBS) ($49 million) financed under its credit facility. The Company anticipates that it will finance these investments on a long-term, match funded basis through a proposed $400 million subordinate CDO issuance (CDO IV) in the second quarter.
     On May 4, 2005, the Company entered into a warehouse arrangement with a financial institution. This facility will fund the acquisition of investment grade securities to be financed through a proposed CDO issuance (CDO V). Under the warehouse agreement, the financial institution has agreed to purchase up to $400 million of CMBS and a portfolio of other predominantly investment grade real estate debt securities under NorthStar's direction as part of the collateral pool for the Company's proposed CDO V.
     The Company also completed a private placement of $40 million of trust preferred securities with a 30 year term in April 2005. The Company expects to deploy the net proceeds across its three lines of business. The securities bear a fixed 8.15% interest rate for the first ten years, ending March 30, 2015, after which the interest rate floats at a three month LIBOR plus 3.25%. The aggregate amount can be redeemed at par commencing on March 30, 2010.

     Capital Structure

     As of March 31, 2005, the Company had total assets of $727 million, of which $286 million was debt securities held for trading, $108 million was debt securities available for sale, $147 million was subordinate real estate debt investments, $103 million was operating real estate and $41 million was held in cash. Total liabilities of $546 million included: $97 million of mortgages and loans payable, a $132 million credit facility and $293 million of repurchase obligations. As of March 31, 2005, the Company had 26,760,770 weighted average diluted shares outstanding.
     Mr. Hamamoto further noted, "We continue to see attractive investment opportunities in all three of our operating businesses. With the recently completed private placement of $40 million of trust preferred securities and increased credit line, along with additional financing options available, our balance sheet is well positioned to capitalize on the substantial pipeline of potential investments we have under review."

     Dividends

     The Company declared a first quarter dividend of $0.15 per share on April 21, 2005 to shareholders of record as of May 2, 2005, to be paid May 16, 2005.

     Earnings Conference Call

     NorthStar Realty Finance Corp. will hold a conference call to discuss first quarter 2005 financial results today at 5:00 P.M. Eastern Time. The call can be accessed live over the phone by dialing 1-800-819-9193 or, for international callers 1-913-981-4911.
     A replay of the call will be available one hour after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 9334045. The replay will be available from May 12, 2005, through May 26, 2005 and will be archived on the Company's website. The password will continue to be 9334045.
     A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.nrfc.com under the Investor Relations section.

     About NorthStar Realty Finance Corp.

     NorthStar Realty Finance Corp. is an internally-managed REIT that makes fixed income, structured finance and net lease investments in commercial real estate assets. NorthStar Realty's business consists of three core business lines: subordinate real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.


         NorthStar Realty Finance Corp. and Subsidiaries and
              NorthStar Realty Finance Corp. Predecessor
Condensed Consolidated and Condensed Combined Statements of Operations
                              (unaudited)

                                                   The        The
                                                 Company   Predecessor

                                                 Three Months Ended

                                               March 31,    March 31,
                                                  2005       2004(1)
Revenues and other income:
Rental and escalation income                  $3,856,000
Advisory and management fee income                51,000      $55,000
Advisory and management fee income - related
 parties                                         943,000      598,000
Interest income                                7,972,000      255,000
                                              ----------- ------------
    Total revenues                            12,822,000      908,000
Expenses:
Real estate properties - operating expenses      736,000            -
Interest expense                               6,489,000            -
Management fee - related party                    85,000            -
General & Administrative:
 Direct:
  Salaries and other compensation              1,261,000      302,000
  Shared services - related party                342,000            -
  Equity based compensation                      800,000            -
  Insurance                                      213,000            -
  Accounting and auditing fees                 1,093,000            -
  Other general and administrative             1,132,000       47,000
 Allocated:
  Salaries and other compensation                      -      619,000
  Insurance                                            -       98,000
  Other general and administrative                     -      309,000
                                              ----------- ------------
  Total general and administrative             4,841,000    1,375,000
 Depreciation and amortization                 1,022,000
                                              ----------- ------------
    Total expenses                            13,173,000    1,375,000
Loss from operations                            (351,000)    (467,000)
                                              ----------- ------------

Equity in earnings of
 unconsolidated/uncombined ventures               46,000      372,000
Unrealized gain on investments and other       1,047,000    1,050,000
Realized gain on investments and other           587,000            -
                                              ----------- ------------
Income before minority interest                1,329,000      955,000
Minority interest                               (274,000)           -
                                              ----------- ------------
Net income                                    $1,055,000     $955,000
                                              =========== ============

Net income per share of common stock:
 Basic and diluted                                 $0.05
                                              ===========
Weighted average number of shares outstanding
 at March 31, 2005:
                                              ===========
 Basic                                        21,249,736
                                              ===========
 Diluted                                      26,760,770
                                              ===========

(1) The results of operations for the three months ended March 31, 2004 represent the results of the Company's predecessor, a combination of certain controlling and non-controlling interests in real estate-related entities that represent the initial portfolio of assets contributed to the Company by certain subsidiaries of NorthStar Capital Investment Corp. on October 29, 2004. Management does not believe that the results of operations of the Company's predecessor are indicative of its results as a separate operating entity subsequent to the closing of its IPO.

           NorthStar Realty Finance Corp. and Subsidiaries
                Condensed Consolidated Balance Sheets

                                           March 31,    December 31,
                                              2005            2004
                                         ------------- ---------------
                                          (unaudited)
Assets:
Operating real estate - net              $103,203,000     $43,544,000
Debt securities available for sale        108,200,000      37,692,000
Debt securities held for trading          286,381,000     826,611,000
CDO deposit and warehouse agreements                -       2,988,000
Collateral held by broker                  12,767,000      24,831,000
Subordinate real estate debt investments  147,361,000      70,841,000
Investments in and advances to
 unconsolidated entities                    2,224,000       5,363,000
Cash and cash equivalents                  41,039,000      47,733,000
Restricted cash                             3,161,000       2,713,000
Receivables, net of allowance               4,403,000       1,926,000
Unbilled rents receivable, net of
 allowance                                  5,686,000       5,567,000
Due from affiliates                           272,000         176,000
Deferred costs and intangible assets, net  10,087,000       4,233,000
Other assets                                1,877,000       4,132,000
                                         ------------- ---------------
    Total assets                         $726,661,000  $1,078,350,000
                                         ============= ===============

Liabilities and Stockholders' Equity:
Liabilities:
Mortgage notes and loans payable          $97,170,000     $40,557,000
Credit facility                           132,080,000      27,821,000
Repurchase obligations                    292,902,000     800,418,000
Securities sold, not yet purchased         12,696,000      24,114,000
Obligations under capital leases            3,321,000       3,303,000
Accounts payable and accrued expenses       6,090,000       5,603,000
Due to affiliates                             265,000         250,000
Other liabilities                           1,412,000         528,000
                                         ------------- ---------------
    Total liabilities                     545,936,000     902,594,000
Minority interest                          34,077,000      32,447,000
Commitments and contingencies
Stockholders' equity                      146,648,000     143,309,000
                                         ------------- ---------------
    Total stockholders' equity            146,648,000     143,309,000

                                         ------------- ---------------
    Total liabilities and stockholders'
     equity                              $726,661,000  $1,078,350,000
                                         ============= ===============


NorthStar Realty Finance Corp. and Subsidiaries

The following is a reconciliation of net income to FFO and AFFO:

                                                            March 31,
                                                           -----------
                                                              2005
                                                           -----------
Funds from Operations:
Net income                                                 $1,055,000
Minority interest                                             274,000
                                                           -----------
Income before minority interest                             1,329,000
Adjustment:
Depreciation and amortization                               1,022,000

Funds from Operations                                      $2,351,000
                                                           ===========
FFO per share - Diluted                                         $0.09
                                                           ===========
Adjusted Funds from Operations:
Funds from Operations                                      $2,351,000
Straightline rental income, net                              (119,000)
Amortization of deferred compensation                         800,000
                                                           -----------
Adjusted funds from operations                             $3,032,000
                                                           ===========
AFFO per share - Diluted                                        $0.11
                                                           ===========

 Weighted average number of shares at March 31, 2005 -
  Diluted                                                  26,760,770
                                                           ===========


     Non-GAAP Financial Measures

     Included in this press release are certain "non-GAAP financial measures," which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. These include: (i) FFO, and
(ii) AFFO. The following discussion defines these terms, which the Company believes can be useful measures of its performance.

     Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

     Management believes that FFO and AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. We calculate AFFO by subtracting from (or adding) to FFO:

     -- normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain our properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

     --   an adjustment to reverse the effects of straight-lining of rents; and

     -- the amortization or accrual of various deferred costs including intangible assets and equity based compensation.

     Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, may not be comparable to such other REITs.
     We believe that FFO and AFFO are additional appropriate measures of our operating performance because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time. Since FFO is generally recognized as industry standards for measuring the operating performance of an equity REIT, we also believe that FFO provides investors with an additional useful measure to compare our financial performance to other REITs.
     Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

     Safe Harbor Statement

     Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.


     CONTACT: NorthStar Realty Finance Corp.
              Investor Relations
              800-684-8879